        As filed with the Securities and Exchange Commission on August 25, 2000
                                              Registration No. 333-____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 UTSTARCOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

            DELAWARE                           3661                            52-1782500
(STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)


                                 UTSTARCOM, INC.
                       1275 HARBOR BAY PARKWAY, SUITE 100
                                ALAMEDA, CA 94502
                                  (510) 864-8800
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                  CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 1995 STOCK PLAN
                                 1997 STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                   ----------

                                   HONG L. LU
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 UTSTARCOM, INC.
                       1275 HARBOR BAY PARKWAY, SUITE 100
                                ALAMEDA, CA 94502
                                 (510) 864-8800
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                       INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                   COPIES TO:
                               CARMEN CHANG, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                                   ----------

===============================================================================



                                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED
                                                                           MAXIMUM            PROPOSED
                                                     AMOUNT               OFFERING             MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES TO              TO BE                 PRICE             AGGREGATE            AMOUNT OF
                BE REGISTERED                      REGISTERED             PER SHARE        OFFERING PRICE       REGISTRATION FEE
---------------------------------------------- -------------------- ------------------- ---------------------- -------------------
1995 Stock Plan
Common Stock, $0.00125 par value
(currently outstanding options) (1)             3,797,690 shares           $1.0410          $3,953,395.29          $1,044.00
---------------------------------------------- -------------------- ------------------- ---------------------- -------------------
1997 Stock Plan
Common Stock, $0.00125 par value
(currently outstanding options) (2)             9,057,258 shares           $7.1646         $64,891,630.66          $17,132.00
---------------------------------------------- -------------------- ------------------- ---------------------- -------------------
1997 Stock Plan
Common Stock, $0.00125 par value
(options available for future grant) (3)        3,490,338 shares          $21.2188         $74,060,783.95          $19,552.00
---------------------------------------------- -------------------- ------------------- ---------------------- -------------------
TOTAL OF 1997 STOCK  PLAN SHARES REGISTERED     12,547,596 shares                          $138,952,414.61         $36,684.00
---------------------------------------------- -------------------- ------------------- ---------------------- -------------------
2000 Employee Stock Purchase Plan
Common Stock, $0.00125 par value (4)            4,000,000 shares          $18.0360         $72,144,000.00          $19,046.00
---------------------------------------------- -------------------- ------------------- ---------------------- -------------------

TOTAL REGISTRATION FEES                                                                   $215,049,809.90          $56,774.00
----------------------------------------------------------------------------------------------------------------------------------


(1) The computation is based upon the weighted average exercise price per share of approximately $1.0410 as to 3,797,690 outstanding but unexercised options to purchase Common Stock under the 1995 Stock Plan.

(2) The computation is based upon the weighted average exercise price per share of approximately $7.1646 as to 9,057,258 outstanding but unexercised options to purchase Common Stock under the 1997 Stock Plan.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 3,490,338 shares of Common Stock authorized for issuance pursuant to the 1997 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 23, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 23, 2000 because the price at which the securities to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Registrant's Quarterly Report on Form 10-Q (Commission file no. 000-29661) for the quarter ended June 30, 2000, filed with the Commission on August 14, 2000.

         (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange" Act") on February 23, 2000.

         (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Carmen Chang, an associate of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is Assistant Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by law.

         The Registrant's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         In addition, the Registrant has entered or will enter into agreements to indemnify its directors and certain officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the Registrant's right, on account of services by that person as a director or officer of the Registrant or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9.           UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alameda, State of California on August 25, 2000.

                                 UTSTARCOM, INC.

                                 By: /s/ Hong Liang Lu
                                    ---------------------------------------
                                     Hong Liang Lu
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hong Liang Lu and Michael Sophie, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                      SIGNATURE                                       TITLE                            DATE
---------------------------------------------     ---------------------------------------    --------------------------
/s/ Hong Liang Lu
-------------------------------------             Chief Executive Officer (principal
Hong Liang Lu                                     executive officer) and Director (1)        August 25, 2000


/s/ Michael Sophie
-------------------------------------             Chief Financial Officer (principal
Michael Sophie                                    financial and accounting officer)          August 25, 2000


/s/ Yoshitaka Kitao
-------------------------------------
Yoshitaka Kitao                                   Director (1)                               August 25, 2000


/s/ Masayoshi Son
-------------------------------------
Masayoshi Son                                     Director (1)                               August 25, 2000


/s/ Ying Wu
-------------------------------------
Ying Wu                                           Director (1)                               August 25, 2000


/s/ Chauncey Shey
-------------------------------------
Chauncey Shey                                     Director (1)                               August 25, 2000


/s/ Thomas J. Toy
-------------------------------------
Thomas J. Toy                                     Director (1)                               August 25, 2000


/s/ Larry D. Horner
-------------------------------------
Larry D. Horner                                   Director (1)                               August 25, 2000


/s/ Charles Xue
-------------------------------------
Charles Xue                                       Director (1)                               August 25, 2000

(1) The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                                INDEX TO EXHIBITS

                                                                                                          SEQUENTIALLY
     EXHIBIT NUMBER                                    EXHIBIT DOCUMENT                                   NUMBERED PAGE
-----------------------  -----------------------------------------------------------------------------  ----------------
            4.1*         Certificate of Incorporation of Registrant

            4.2*         Bylaws of Registrant

            4.3*         1995 Stock Plan

            4.4*         1997 Stock Plan

            4.5*         2000 Employee Stock Purchase Plan

            5.1          Opinion of Wilson Sonsini Goodrich & Rosati,
                         Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

           23.1          Consent of PricewaterhouseCoopers LLP, Independent Public Accountants

           23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                         (contained in Exhibit 5.1 hereto)

           24.1          Power of Attorney (see page II-3)


-------------------------
* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-93069), effective March 2, 2000.